Exhibit 10.3

THE LIEN CREATED BY THIS COLLATERAL AGREEMENT ON THE PROPERTY DESCRIBED HEREIN IS JUNIOR AND SUBORDINATE TO THE LIEN ON SUCH PROPERTY CREATED BY ANY MORTGAGE, DEED OF TRUST OR SIMILAR INSTRUMENT NOW OR HEREAFTER GRANTED TO THE CREDIT FACILITY AGENT (AS DEFINED HEREIN), AND ITS SUCCESSORS AND ASSIGNS, IN SUCH PROPERTY, IN ACCORDANCE WITH THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

COLLATERAL AGREEMENT

dated and effective as of July 12, 2010

among

COLUMBIA LAKE ACQUISITION CORP.,

(to be merged on the Issue Date with and into CKE Restaurants, Inc.),

as Issuer,

each Guarantor identified herein,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

SECTION 8.02.	Security Interest Absolute	25
SECTION 8.03.	Second Priority Nature of Liens	25
SECTION 8.04.	Limitation by Law	26
SECTION 8.05.	Binding Effect; Several Agreement	26
SECTION 8.06.	Successors and Assigns	26
SECTION 8.07.	Agent’s Fees and Expenses; Indemnification	26
SECTION 8.08.	Agent Appointed Attorney-in-Fact	27
SECTION 8.09.	Governing Law	28
SECTION 8.10.	Waivers; Amendment	28
SECTION 8.11.	Waiver Of Jury Trial	28
SECTION 8.12.	Severability	28
SECTION 8.13.	Counterparts	29
SECTION 8.14.	Headings	29
SECTION 8.15.	Jurisdiction; Consent to Service of Process	29
SECTION 8.16.	Termination or Release	30
SECTION 8.17.	Additional Subsidiaries	30
SECTION 8.18.	Right of Set-off	31

Schedules
Schedule I	Guarantors
Schedule II	Commercial Tort Claims
Schedule III	Pledged Stock; Debt Securities
Schedule IV	Intellectual Property

Exhibits
Exhibit I	Form of Supplement to the Collateral Agreement
Exhibit II	Form of Perfection Certificate

COLLATERAL AGREEMENT dated and effective as of July 12, 2010 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among COLUMBIA LAKE ACQUISITION CORP., a Delaware corporation (“Merger Sub”; to be merged on the Issue Date with and into CKE Restaurants, Inc. (“CKE”), and together with CKE, the “Issuer”), each Guarantor (as defined in the Indenture) listed on Schedule I hereto and each future Guarantor of Issuer that becomes a party hereto (each, a “Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee and collateral agent (in such capacity, the “Agent”) for the Secured Parties (as defined below).

Reference is made to (a) the Indenture dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Initial Indenture”), by and among Merger Sub, the Guarantors (as defined therein) and the Agent and (b) the Supplemental Indenture dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Supplemental Indenture”) by and among CKE, the Guarantors and the Agent. References herein to the “Indenture” shall mean the Initial Indenture prior to the effectiveness of the Supplemental Indenture and the Supplemental Indenture thereafter.

The Indenture requires that the Issuer and the Guarantors enter into this Agreement. The Guarantors are subsidiaries of the Issuer, will derive substantial benefits from the issuance of the Securities pursuant to the Indenture and are willing to execute and deliver this Agreement pursuant to the requirements of the Indenture. Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. Indenture.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.

“Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Agreement” has the meaning assigned to such term in the preliminary statement hereof.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Claiming Guarantor” has the meaning assigned to such term in Section 6.02.

“CKE” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Contributing Guarantor” has the meaning assigned to such term in Section 6.02.

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule IV, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” means that certain Credit Agreement dated as of the date hereof among (i) the Issuer, (ii) Holdings, (iii) the Lenders from time to time party thereto and (iv) the Credit Facility Agent and the other financial institutions party thereto.

“Credit Facility Agent” means Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent under the Credit Agreement.

“Credit Facility Loan Documents” means the Loan Documents, as defined in the Credit Agreement.

“Credit Facility Obligations” means the Loan Document Obligations, as defined in the Credit Agreement.

“Excluded Guarantor Interests” has the meaning assigned to such term in Section 3.07.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap

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Agreements and other agreements), Intellectual Property (but excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Guarantor” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Holdings” means Columbia Lake Acquisition Holdings, Inc.

“Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Initial Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights or Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof, in each case, which form shall be reasonably acceptable to the Agent.

“Issuer” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Merger Sub” has the meaning assigned to such term in the preliminary statement of this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule IV, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule IV, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in- part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

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“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby.

“Permitted Liens” has the meaning assigned to such term in the Indenture.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledgor” shall mean the Issuer and each Guarantor.

“Secured Party” means, collectively, any Holder and any successor or permitted assignee thereof, the Agent and the Trustee.

“Securities Documents” means the Securities, the Indenture and the Security Documents.

“Securities Obligations” means (a) the due and punctual payment by the Issuer and each Guarantor of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Securities, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Issuer and each Guarantor to any of the Secured Parties under the Indenture and each of the other Securities Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Issuer and each Guarantor under or pursuant to the Indenture and each of the other Securities Documents and (c) the due and punctual payment and performance of all the obligations of each other Pledgor under or pursuant to this Agreement and each of the other Securities Documents.

“Securities Party” means the Issuer and any Guarantor.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subordinated Obligations” has the meaning assigned to such term in Section 6.03.

“Supplemental Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

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“Termination Date” means the date when all of the Securities Obligations have been satisfied in full.

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States (but excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051) or any other country, and all renewals thereof, including those listed on Schedule IV, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

ARTICLE II.

[Intentionally Omitted]

ARTICLE III.

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Securities Obligations, but subject to Section 3.07 hereof, each Pledgor hereby assigns and pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under:

(a) the Equity Interests (x) directly owned by it (including those listed on Schedule III) and (y) any other Equity Interests obtained in the future by such Pledgor (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) (A) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary or (B) any issued and outstanding Equity Interest of any Foreign Subsidiary that is not a first tier Foreign Subsidiary that is a Wholly-Owned Subsidiary, (ii) any Equity Interests owned on or acquired after the Issue Date (other than, in the case of shareholder agreements or other contractual obligations, in the case of any person which is a Wholly-Owned Subsidiary, Equity Interests in such person) if, and to the extent that, and for so long as doing so would violate any applicable law or regulation or an enforceable shareholder agreement or other enforceable contractual obligation (in each case, after giving effect to Section 9-406(d), 9-407(a) or 9-408 of the Uniform Commercial Code and other applicable law) binding on or relating to such Equity Interests, (iii) any Equity Interests as to which the Agent shall reasonably determine in writing that the costs of obtaining or perfecting

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such a security interest are excessive in relation to the value of the security to be afforded thereby, (iv) any interests held by the Issuer or any Guarantor in any not-for-profit entity or fund or in any real estate investment trust or (v) the Excluded Guarantor Interests, if any;

(b)(i) the debt securities currently issued to any Pledgor with an aggregate principal amount in excess of $5,000,000 (other than (A) intercompany current liabilities in connection with the cash management operations of Holdings and its subsidiaries and (B) promissory notes or instruments if a pledge of such would violate applicable law), which such debt securities as of the date hereof shall be listed on Schedule III, (ii) any debt securities in the future issued to such Pledgor with an aggregate principal amount in excess of $5,000,000 (other than (A) intercompany current liabilities in connection with the cash management operations of Holdings and its subsidiaries and (B) promissory notes or instruments if a pledge of such would violate applicable law) and (iii) the promissory notes and any other instruments, if any, evidencing such debt securities (the items listed in sub-clauses (i), (ii) and (iii) of this Section 3.01(b), the “Pledged Debt Securities”); provided that the Pledged Debt Securities shall not include the Excluded Guarantor Interests.

(c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Pledged Stock or the Pledged Debt Securities;

(d) subject to Section 3.06, all rights and privileges of such Pledgor with respect to the Pledged Stock or the Pledged Debt Securities and the other property referred to in clause (c) above; and

(e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral

(a) Each Pledgor agrees promptly (and in any event, within 45 days after the acquisition (or such longer time as the Agent shall permit in its reasonable discretion)) to deliver or cause to be delivered to the Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests or (ii) promissory notes or other instruments evidencing Indebtedness required to be delivered pursuant to paragraph (b) of this Section 3.02.

(b) Each Pledgor will cause any Indebtedness having, in each case, an aggregate principal amount in excess of $5,000,000 (other than (A) intercompany current liabilities in connection with the cash management operations of Holdings and its subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note

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that is pledged and delivered to the Agent, for the benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 6.01(a), (b), (e), (f) or (g) of the Indenture unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c) Upon delivery to the Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule III (or a supplement to Schedule III, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d) Each Pledgor hereby agrees that all Pledged Collateral acquired by the Agent while the Credit Facility Obligations are outstanding are subject to the Intercreditor Agreement and after the discharge of the Credit Facility Obligations shall immediately upon receipt thereof by such Pledgor be delivered to the Agent and shall be in suitable form for transfer by delivery.

SECTION 3.03. Representations and Warranties. The Pledgors, jointly and severally, represent and warrant to and with the Agent, for the benefit of the Secured Parties, that:

(a) Schedule III correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in accordance with the terms hereof or (ii) delivered pursuant to Section 3.02(b);

(b) the Pledged Stock, to the best of each Pledgor’s knowledge, have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act);

(c) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Indenture will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule III as owned

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by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Indenture and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Securities Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Indenture, and except for restrictions and limitations imposed by the Securities Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Indenture, the Pledged Stock (other than partnership or limited liability company interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Indenture, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities are delivered to the Agent for the ratable benefit of the Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Agent will receive, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Permitted Liens, as security for the payment and performance of the Securities Obligations; and

(h) each Pledgor that is an issuer of the Pledged Collateral (i) confirms that it has received notice of the security interest granted hereunder, (ii) consents to such security interest and agrees to transfer record ownership of the securities issued by it in connection with any request by the Agent, subject to the terms of the Intercreditor Agreement and (iii) agrees, subject to the terms of the Intercreditor Agreement, to comply with the Agent’s instructions with respect to the Equity Interests issued by such Pledgor after the occurrence and during the continuance of an Event of Default.

SECTION 3.04. [Intentionally Omitted]

SECTION 3.05. Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, the Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the

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applicable Pledgor, endorsed or assigned in blank or in favor of the Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Subsidiary that is not a party to this Agreement to comply with a request by the Agent, pursuant to this Section 3.05, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.

SECTION 3.06. Voting Rights; Dividends and Interest, etc.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder (subject to the terms of the Intercreditor Agreement):

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Securities Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights and remedies of any of the Agent or the other Secured Parties under this Agreement, the Indenture or any other Securities Document or the ability of the Secured Parties to exercise the same.

(ii) The Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request in writing for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Securities Documents, and applicable laws; provided that, any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor shall be promptly (and in

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any event, within 45 days of its receipt (or such longer time as the Agent shall permit in its reasonable discretion)) delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Agent).

(b) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Agent to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. Subject to the terms of the Intercreditor Agreement, all dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.06 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Agent). Subject to the terms of the Intercreditor Agreement, any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. Subject to the terms of the Intercreditor Agreement and after all Events of Default have been cured or waived and the Issuer has delivered to the Agent a certificate to that effect, the Agent shall promptly repay to each Pledgor upon specific written instruction (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Agent to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. Subject to the terms of the Intercreditor Agreement and after all Events of Default have been cured or waived and the Issuer has delivered to the Agent a certificate to that effect, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 3.06, shall in each case be reinstated.

(d) Any notice given by the Agent to the Pledgors suspending their rights under paragraph (a) of this Section 3.06 (i) must be given in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the

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Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

SECTION 3.07. Limitations on Pledged Collateral.

(a) The Capital Stock and other securities of a Subsidiary of the Issuer that is owned by the Issuer or any Securities Guarantor will constitute Pledged Collateral only to the extent that such Capital Stock and securities can secure the Securities without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Stock and/or other securities secure the Securities or any Guarantee, then the Capital Stock and securities of such Subsidiary shall automatically be deemed not to be part of the Pledged Collateral (but only to the extent necessary to not be subject to such requirement) (referred to herein as the “Excluded Guarantor Interests”). In such event, this Agreement and the other Security Documents may be amended or modified, without the consent of any holder of Securities, to the extent necessary to release the second priority lien on and security interest in the shares of Capital Stock and securities that are so deemed to no longer constitute part of the Pledged Collateral.

(b) In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulations adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Securities in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Pledged Collateral (but only to the extent permitted without resulting in any such financial statement requirement). In such event, this Agreement may be amended or modified, without the consent of any holder of Securities, to the extent necessary to subject to the Liens under the Pledged Collateral such additional Capital Stock and securities.

(c) In accordance with the limitations set forth in the two immediately preceding paragraphs, as of the date hereof, the Pledged Collateral will include shares of Capital Stock and other securities of the Subsidiaries only to the extent that the applicable value of such Capital Stock and other securities (on a Subsidiary-by-Subsidiary basis) is less than twenty percent (20%) of the aggregate principal amount of the Securities (including any additional Securities) outstanding.

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ARTICLE IV.

Security Interests in Personal Property

SECTION 4.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Securities Obligations, each Pledgor hereby assigns and pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (excluding any property specifically excluded pursuant to this Section 4.01(a), collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter of Credit Rights;

(xii) all Commercial Tort Claims as described on Schedule II hereto;

(xiii) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xiv) all books and records pertaining to the Article 9 Collateral; and

(xv) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

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Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include) (a) any asset (including vehicles) covered by a certificate of title or ownership, whether now owned or hereafter acquired, to the extent that a security interest therein can not be perfected by the filing of UCC financing statements in the jurisdiction of organization of the applicable Pledgor, (b) [reserved], (c) [reserved], (d) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (e) any Equity Interests excluded from the pledge made pursuant to Section 3.01(a) hereof pursuant to the proviso to such Section, (f) any Pledgor’s right, title or interest in any license to which such Pledgor is a party or any of its right, title or interest thereunder to the extent it grants Pledgor a license to use any copyrights, trademarks, patents or other forms of intellectual property and prohibits the grant of a security interest therein to the Agent; (g) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would violate the terms of such license, contract or agreement, or result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any such license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406(d), 9-407(a), 9-408 or 9-409 of the New York UCC or any other applicable law or regulation (including Title 11 of the United States Code) or principles of equity); provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; and (h) any assets owned on or acquired after the Issue Date, to the extent that, and for so long as, granting a security interest therein would violate applicable law or regulation or an enforceable contractual obligation (after giving effect to Section 9-406(d), 9-407(a), 9-408 or 9-409 of the Uniform Commercial Code and other applicable law) binding (1) on assets acquired after the Issue Date that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets and (2) on any assets owned on the Issue Date or acquired after the Issue Date that are subject to a Permitted Lien specified in clause (3) of the definition of “Permitted Lien”; provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such assets as if such provision had never been in effect.

(b) Each Pledgor hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor and (ii) a description of collateral that describes such property in any other manner as the Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property” or words of similar effect. Each Pledgor agrees to provide such information to the Agent promptly upon request.

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Subject to the terms of the Intercreditor agreement, the Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as directed in accordance with the Indenture for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights unless required by the Agent when instructed in accordance with the Indenture.

(c) The Security Interest is granted as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Agent and the Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Indenture or any offering circular related thereto.

(b) The information set forth in the Perfection Certificate, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the Issue Date. Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Agent based upon the information provided to the Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Issuer to the Agent after the Issue Date in the case of filings, recordings or registrations required by Section 4.15 of the Indenture) constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office or the United States Copyright Office or any similar office in any other jurisdiction in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed agreement in the form hereof (or a short form hereof which form

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shall be reasonably acceptable to the Agent) containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be reasonably requested by the Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the Uniform Commercial Code financing statements referred to above, and other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the Issue Date).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Securities Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to Section 4.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claims in excess of $2,000,000 individually or $10,000,000 in the aggregate as of the Issue Date except as listed in Schedule II.

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(f) Except as set forth in the Perfection Certificate, as of the Issue Date, all Accounts owned by the Pledgors have been originated by the Pledgors and no material portion of the Inventory that constitutes Collateral which has been acquired by any Pledgor within the five year period immediately preceding the Issue Date, has been acquired other than in the ordinary course of business from a person in the business of selling goods of that kind.

SECTION 4.03. Covenants.

(a) Each Pledgor agrees to provide written notice to the Agent within 30 days after any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral, for the benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Securities Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule IV or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents or Trademarks; provided that any Pledgor shall have the right, exercisable within 90 days after it has been notified by the Agent of the specific identification of such Collateral, to advise the Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 90 days after the date it has been notified by the Agent of the specific identification of such Collateral.

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(d) After the occurrence of an Event of Default and during the continuance thereof, the Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) At its option, the Agent may discharge any past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and that is not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Indenture or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Agent promptly on demand for any payment made or any expense incurred by the Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Securities Documents.

(f) Each Pledgor (rather than the Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Indenture. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Indenture.

(h) None of the Pledgors will, without the Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices, except as permitted by the Indenture.

(i) Each Pledgor irrevocably makes, constitutes and appoints, subject to the terms of the Intercreditor Agreement, the Agent (and all officers, employees or agents designated by the Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any

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Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Indenture or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent reasonably deems advisable. All sums disbursed by the Agent in connection with this Section 4.03(i), including reasonable attorneys’ fees and expenses, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Agent and shall be additional Securities Obligations secured hereby.

SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Agent to enforce, for the benefit of the Secured Parties, the Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing a principal amount in excess of $2,000,000 individually or, when taken together with all other Instruments or Tangible Chattel Paper that has not been endorsed, assigned and delivered to the Agent pursuant to this Section 4.04(a), $10,000,000 in the aggregate (other than (A) intercompany current liabilities in connection with the cash management operations of Holdings and its subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law), such Pledgor shall forthwith endorse, assign and deliver the same to the Agent, for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably request.

(b) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire any Commercial Tort Claims in an amount reasonably estimated to exceed $2,000,000 individually or, when taken together with all other Commercial Tort Claims in which the Agent has not been granted a security interest in writing pursuant to this Section 4.04(b), $10,000,000 in the aggregate such Pledgor shall promptly (in any event within 45 days of its acquisition) notify the Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Indenture:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent necessary to the normal conduct of such Pledgor’s business may become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by

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any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d) Each Pledgor shall notify the Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lost or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments, in the United States Patent and Trademark Office, United States Copyright Office or any United States court, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Agent at the time of delivery of the financial statements pursuant to Section 4.02 of the Indenture of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark with the United States Patent and Trademark Office (or any similar office in any State of the United States), or any Copyright with the United States Copyright Office filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Agent, execute and deliver any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent’s security interest in such Patent, Trademark or Copyright.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office with respect to maintaining and pursuing each material application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes

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necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

ARTICLE V.

Remedies

SECTION 5.01. Remedies upon Default. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Agent shall determine (other than in violation of any then-existing license arrangements) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Subject to the terms of the Intercreditor Agreement and without limiting the generality of the foregoing, each Pledgor agrees that the Agent shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Subject to the terms of the Intercreditor Agreement, the Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Subject to the terms of the Intercreditor Agreement, upon consummation of any such sale of Collateral pursuant to this Section 5.01 the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Agent shall give the applicable Pledgors 10 Business Days’ prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the

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Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Securities Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

SECTION 5.02. Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Securities Document or any of the Securities Obligations, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder or under any other Securities Document on behalf of any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Securities Document, and all fees owed to the Agent in its capacity as such pursuant to the Securities Documents;

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SECOND, to the payment in full of the Securities Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Securities Obligations owed to them on the date of any such distribution; and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. [Intentionally Omitted]

SECTION 5.04. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells.

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ARTICLE VI.

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), the Issuer agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Securities Obligation of the Issuer, the Issuer shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a Securities Obligation of the Issuer, the Issuer shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor (other than Holdings) (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor (other than Holdings) hereunder in respect of any Securities Obligation or assets of any other Guarantor (other than Holdings and the Issuer) shall be sold pursuant to any Security Document to satisfy any Securities Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Issuer as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 8.17 hereof, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.

SECTION 6.03. Subordination; Subrogation. Each Guarantor hereby subordinates any and all debts, liabilities, receivables, advances and other Securities Obligations owed to such Guarantor by each other Securities Party of whatever nature at any time outstanding (the “Subordinated Obligations”) to the Securities Obligations to the extent and in the manner hereinafter set forth in this Section 6.03:

(i) Prohibited Payments, Etc. Except during the continuance of an Event of Default, each Guarantor may receive payments, receivables or advances from any other Securities Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations until the Termination Date.

(ii) [Intentionally Omitted]

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(iii) Turn-Over. After the occurrence and during the continuance of any Event of Default, each Guarantor shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Agent on account of the Securities Obligations (including all post-petition interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

(iv) Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Securities Obligations (including any and all post-petition interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Securities Obligations (including any and all post-petition interest).

ARTICLE VII.

The Agent

The Agent has been appointed Agent for the Secured Parties hereunder pursuant to the Indenture. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Agent pursuant to the Indenture, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in the Indenture. Any successor Agent appointed pursuant to the Indenture shall be entitled to all the rights, interests and benefits of the Agent hereunder.

Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Agent in good faith.

Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, the Agent shall have no duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.

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Each of the Issuer and Guarantors hereby acknowledges and agrees that all of the rights, privileges, protections, indemnities and immunities afforded the Agent under the Indenture are hereby incorporated herein as if set forth herein in full.

ARTICLE VIII.

Miscellaneous

SECTION 8.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Indenture (whether or not then in effect), as such address may be changed by written notice to the Agent and the Issuer. All communications and notices hereunder to any Guarantor shall be given to it in care of the Issuer, with such notice to be given as provided in Section 13.02 of the Indenture (whether or not then in effect).

SECTION 8.02. Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Securities Document, any agreement with respect to any of the Securities Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Securities Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Securities Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Securities Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Securities Obligations or this Agreement (other than a defense of payment or performance). Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Securities Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 8.03. Second Priority Nature of Liens. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement shall be a second priority lien on and security interest in the Collateral and the exercise of any right or remedy by the Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control and (a) the Pledgors shall not be in breach or Default of their obligations under this Agreement if their acts conform to the requirements of the Intercreditor Agreement or the Senior Lender Documents (as such term is defined in the Intercreditor Agreement) and (b) no direction shall be given by the Agent in contravention of the Intercreditor Agreement. Notwithstanding anything herein to the contrary, prior to the Discharge of Senior Lender Claims (as such term is defined in the Intercreditor Agreement), the requirements of this Agreement to endorse, assign or deliver Collateral to the Agent shall be deemed satisfied by endorsement, assignment or delivery of such Collateral to the First Lien Agent (as such term is defined in the Intercreditor Agreement) and any

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endorsement, assignment or delivery to the First Lien Agent shall be deemed an endorsement, assignment or delivery to the Agent for all purposes hereunder.

SECTION 8.04. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or regulation, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law or regulation that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part. Each Pledgor and the Collateral Agent, for itself and on behalf of each Secured Parties, hereby confirms that it is the intention of all such persons that this Agreement and the pledge and security interest in the Collateral granted under this Agreement not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Security Interest and the security interest in the Pledged Collateral granted hereunder. To effectuate the foregoing intention, the Collateral Agent, for itself and on behalf of each Secured Party, and the Pledgors hereby irrevocably agree that to the extent applicable the Security Interest and the security interest in the Pledged Collateral granted hereunder at any time shall be limited to the maximum extent as will result in the Security Interest and the security interest in the Pledged Collateral granted under this Agreement not constituting a fraudulent transfer or conveyance.

SECTION 8.05. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder. In the event of any conflict between this Agreement and the terms of the Indenture, the terms of this Agreement shall govern.

SECTION 8.06. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

SECTION 8.07. Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in the Indenture.

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(b) Without limitation of its indemnification obligations under the other Securities Documents, each Pledgor jointly and severally agrees to indemnify the Agent as provided for in Section 7.07 of the Indenture.

(c) Any such amounts payable as provided hereunder shall be additional Securities Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.07 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Securities Document, the consummation of the transactions contemplated hereby, the repayment of any of the Securities Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Securities Document, or any investigation made by or on behalf of the Agent or any other Secured Party. All amounts due under this Section 8.07 shall be payable on written demand therefor.

SECTION 8.08. Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

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SECTION 8.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

SECTION 8.10. Waivers; Amendment.

(a) No failure or delay by the Agent, any L/C Issuer, any Lender or any other Secured Party in exercising any right, power or remedy hereunder or under any other Securities Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Agent, any Holder or any other Secured Party hereunder and under the other Securities Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Securities Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Securities Party in any case shall entitle any Securities Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof or of any other Security Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Securities Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Indenture. The Agent may conclusively rely on a certificate of an officer of the Issuer and an opinion of counsel as to whether any amendment contemplated by this Section 8.10(b) is permitted.

SECTION 8.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SECURITIES DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECURITIES DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.

SECTION 8.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Securities Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or

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unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.05. Delivery of an executed counterpart to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 8.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.15. Jurisdiction; Consent to Service of Process.

(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City in the borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Securities Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Securities Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Securities Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Securities Party from asserting or seeking the same in the New York Courts.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Securities Document in any New York State or federal court of the United States of America sitting in New York City in the borough of Manhattan, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Securities Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.16. Termination or Release.

(a) This Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby, and all other Security Documents securing the Securities Obligations (including without limitation foreign security documents), shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors, as of the Termination Date.

(b) A Guarantor shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the Indenture as a result of which such Guarantor ceases to be a Subsidiary or otherwise ceases to be a Pledgor, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to such Guarantor.

(c)(i) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted by the Indenture to any person that is not a Pledgor or (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Sections 9.02 and 11.08 of the Indenture, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 8.16, the Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 8.16 shall be without recourse to or warranty by the Agent. In connection with any release pursuant to paragraph (a), (b) or (c) above, the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.

SECTION 8.17. Additional Subsidiaries. Upon execution and delivery by the Agent and any Subsidiary that is required to become a party hereto by Section 4.11 of the Indenture of an instrument in the form of Exhibit I hereto, such subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

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SECTION 8.18. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Holder, the Agent and each other Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Holder, the Agent or such other Secured Party to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Holder, the Agent or such other Secured Party, irrespective of whether or not such Holder, the Agent or such other Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Holder, the Agent and other Secured Party under this Section 8.18 are in addition to other rights and remedies (including other rights of set-off) that such Holder, the Agent and such other Secured Party may have.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COLUMBIA LAKE ACQUISITION CORP.
By:	/s/ Lance Milken
Name: Lance Milken
Title: Vice President and Assistant Secretary

CKE RESTAURANTS, INC., for Itself and as Sole Member of CKE DISTRIBUTION, LLC and AEROWAYS, LLC
CARL KARCHER ENTERPRISES, INC.
HARDEE’S FOOD SYSTEMS, INC.
FLAGSTAR ENTERPRISES, INC.
SPARDEE’S REALTY, INC.
HED, INC.
BURGER CHEF SYSTEMS, INC.
SANTA BARBARA RESTAURANT GROUP, INC.
GB FRANCHISE CORPORATION
CHANNEL ISLANDS ROASTING COMPANY
CKE REIT II, INC.

BY:	/s/ Theodore Abajian
Name: Theodore Abajian
Title: Executive Vice President and Chief
Financial Officer

WELLS FARGO BANK, NATIONAL, ASSOCIATION, as Agent

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

Schedule I

to the Collateral Agreement

Guarantors

Legal Name	Type Of Entity	State of Formation
Carl Karcher Enterprises, Inc.	Corporation	California
Hardee’s Food Systems, Inc.	Corporation	North Carolina
Flagstar Enterprises, Inc.	Corporation	Alabama
Spardee’s Realty, Inc.	Corporation	Alabama
HED, Inc.	Corporation	North Carolina
Burger Chef Systems, Inc.	Corporation	North Carolina
CKE REIT II, Inc.	Corporation	Delaware
Carl’s Jr. Region VIII, Inc.	Corporation	Delaware
CKE Distribution, LLC	Limited Liability Company	California
Aeroways, LLC	Limited Liability Company	California
Santa Barbara Restaurant Group, Inc.	Corporation	Delaware
GB Franchise Corporation	Corporation	California
Channel Islands Roasting Company	Corporation	California

Schedule II

to the Collateral Agreement

Commercial Tort Claims

None.

Schedule III

to the Collateral Agreement

Pledged Stock; Debt Securities

(a) Pledged Equity Interests

Record Owner	Current Legal Entities Owned	Jurisdiction	Percent Ownership	Percent Pledged
Hardee’s Food Systems, Inc.	Flagstar Enterprises, Inc.	Alabama	100%	100%
Flagstar Enterprises, Inc.	Spardee’s Realty, Inc.	Alabama	100%	100%
Hardee’s Food Systems, Inc.	HED, Inc.	North Carolina	100%	100%
Hardee’s Food Systems, Inc.	Burger Chef Systems, Inc.	North Carolina	100%	100%
CKE Restaurants, Inc.	CKE Distribution, LLC	California	100%	100%
CKE Restaurants, Inc.	Aeroways, LLC	California	100%	100%
CKE Restaurants, Inc.	Santa Barbara Restaurant Group, Inc.	Delaware	100%	100%
Santa Barbara Restaurant Group, Inc.	GB Franchise Corporation	California	100%	100%
CKE Restaurants, Inc.	Channel Islands Roasting Company	California	100%	100%
Hardee’s Food Systems, Inc.	Carl’s Jr. Region VIII, Inc.	Delaware	100%	100%
CKE Restaurants, Inc.	CKE REIT II, Inc.	Delaware	100%	100%
CKE Restaurants, Inc.	Carl Karcher Enterprises, Inc.	California	100%	100%
CKE Restaurants, Inc.	Hardee’s Food Systems, Inc.	North Carolina	100%	100%

(b) Pledged Debt Securities

Issuer	Entity Owed	Principal Amount	Date of Issuance	Interest Rate	Maturity Date
LAS Acquisition, LLC	Santa Barbara Restaurant Group, Inc.	$3,241,373	June , 2009	14%	April 30, 2012

Schedule IV

to the Collateral Agreement

Intellectual Property

Patents, Trademarks and Copyrights

See Attached.

U.S. Registered Copyrights

Burger Chef Systems Inc.

Title	Reg. No.	Registration Date
C-3PO droid puppet.	VA0000021406	3/22/1979
Darth Vader card game.	VA0000021402	3/22/1979
Fangburger’s fun house.	VA0000021399	3/22/1979
Flight, R2-D2 and C-3PO escape from Imperial Warship via life pod.	VA0000021400	3/22/1979
Flip burger game.	VA0000021401	3/22/1979
Land Speeder.	VA0000021404	3/22/1979
Shooting gallery.	VA0000021405	3/22/1979
Tie Fighter.	VA0000021407	3/22/1979
X-Wing Fighter.	VA0000021403	3/22/1979

U.S. Registered Copyrights

Hardee’s Food Systems Inc.

Title	Reg. No.	Registration Date
Hospitality 21: Best sales and service all around.	PAu000386706	2/16/1982
Hardee’s—Nothing like Hardee’s.	PAu000455860	11/15/1982
Swim team generic.	PA0000330001	7/7/1987

U.S. Registered Patent

HARDEE’S FOOD SYSTEMS, INC. U.S. PATENT

Title	Reg. No.	Reg. Date
Process For Preparing Oven Roasted Food	5431937	7/11/1995

U.S. Registered Trademarks

CARL KARCHER ENTERPRISES, INC.

FEDERAL TRADEMARK REGISTRATIONS

Mark	Class	App. No. App. Date	Reg. No. Reg. Date
	42	72/334,588 08/06/69	914,469 06/08/71

Mark	Class	App. No. App. Date	Reg. No. Reg. Date
	32	74/044,288 03/29/90	1,631,819 01/15/91
	42	72/423,039 05/01/72	965,266 07/31/73
	42	75/406,528 12/17/97	2,220,433 01/26/99
	29, 30 & 31	73/391,494 09/28/82	1,297,845 09/25/84
	42	75/433,545 02/12/98	2,423,698 01/23/01
	42	75/555,439 09/18/98	2,281,660 09/28/99
	42	75/555,225 09/18/98	2,290,206 11/02/99
	42	75/556,437 09/23/98	2,288,997 10/26/99
	16, 20 & 21	73/502,849	1,383,339 02/18/86
	42	73/173,129	1,112,013 01/23/79
	42	73/220,022 06/18/79	1,151,330 04/14/81
BACON SWISS CRISPY CHICKEN	30	77/068,334 12/20/06	3,328,058 10/30/07
BREAKFAST AS BIG AS OUR BURGERS	43	77/507,193 06/24/08	3,628,566 05/26/09
CARL’S CATCH FISH SANDWICH	30	77/068,329 12/20/06	3,619,807 05/12/09
	43	77/169,214 04/30/07	3,489,655 08/19/08
CARL’S JR.	42	72/334,587 08/06/69	901,315 10/20/70
CARL’S JR.	16, 20 & 21	73/504,895 10/22/84	1,400,272 07/08/86
CARL’S JR. JR.	42	75/135,837 07/18/96	2,141,498 03/03/98

Mark	Class	App. No. App. Date	Reg. No. Reg. Date
	43	77/004,737 09/21/06	3,524,587 10/28/08
	43	77/007,123 09/25/06	3,550,634 12/23/08
	43	77/007,125 09/25/06	3,807,406 06/22/2010
	43	77/665,551 02/06/09	3,791,079 05/18/2010
	43	77/470,877 05/09/08	3,719,412 12/01/09
COOL COMBOS FOR KIDS	42	75/504,661 06/18/98	2,272,061 08/24/99
COOL KIDS COMBOS	30	76/329,542 10/23/01	2,773,975 10/14/03
DON’T BOTHER ME, I’M EATING	42	75/923,187 02/18/00	2,625,830 09/24/02
FAMOUS STAR	30	77/068,396 12/20/06	3,612,923 04/28/09
FRENCH TOAST DIPS	42	73/551,361 08/02/85	1,475,407 02/02/88
FRENCH TOAST DIPS	30	73/602,432 08/02/85	1,424,179 01/06/87
HAPPY STAR	42	73/105,777 11/08/76	1,084,351 01/31/78
IF IT DOESN’T GET ALL OVER THE PLACE IT DOESN’T BELONG IN YOUR FACE	42	74/701,374 07/14/95	2,002,665 09/24/96
LOW CARB BREAKFAST BOWL	30	78/361,639 02/03/04	3,042,947 01/10/06
MORE THAN JUST A PIECE OF MEAT	43	77/665,571 08/25/09	3,773,116 04/06/10
SOME GUYS WOULD STARVE WITHOUT US	42	75/923,125 02/18/00	2,613,177 08/27/02
STAR DINER	42	75/741,941 07/01/99	2,716,876 05/20/03
SUNRISE CROISSANT	30	77/068,405 12/20/06	3,395,496 03/11/08
SUNRISE SANDWICH	30	73/359,281 04/12/82	1,247,828 08/09/83
SUPER STAR	42	73125,696 05/09/77	1,099,039 08/08/78
THE BACON CHEESE SIX DOLLAR BURGER	30	77/068,351 12/20/06	3,573,079 02/10/09
THE DOUBLE SIX DOLLAR BURGER	30	77/068,342 12/20/06	3,573,078 02/10/09
THE FOOD IS THE FRANCHISE	35	77/276,306 09/11/07	3,522,036 10/21/08
THE GUACAMOLE BACON SIX DOLLAR BURGER	30	77/068,375 12/20/06	3,573,081 02/10/09

Mark	Class	App. No. App. Date	Reg. No. Reg. Date
THE ORIGINAL SIX DOLLAR BURGER	30	77/068,385 12/20/06	3,573,082 02/10/09
THE PRIME RIB SIX DOLLAR BURGER	30	77/537,266 08/01/08	3,697,646 10/20/09
THE SIX DOLLAR BURGER	30	76/319,349 09/28/01	2,980,088 07/26/05
THE SIX DOLLAR BURGER	30	77/221,824 07/03/07	3,369,114 01/15/08
THE WESTERN BACON SIX DOLLAR BURGER	30	78/260,526 06/10/03	2,912,799 12/21/04
WESTERN BACON CHEESEBURGER	42	73/457,446 12/15/83	1,456,922 09/08/87
WESTERN BACON CHEESEBURGER	30	73/636,886 12/22/86	1,481,762 03/22/88

CARL KARCHER ENTERPRISES, INC.

PENDING FEDERAL TRADEMARK APPLICATIONS

Mark	Class	App. No. App. Date
BURGER SLAYER	43	77/571,463 09/16/08
	43	77/470,916 05/09/08
DOUBLE WESTERN BACON CHEESEBURGER	30	77/837,693 09/29/09
FIRING ON ALL CYLINDERS	43	77/566,683 09/10/08
GREAT BURGERS DEMAND GREAT FLAVORS	43	77/474,270 05/14/08
LITTLE CARL	30, 43	85/018,661 4/20/2010
MONSTER BREAKFAST SANDWICH	43	77/476,701 05/16/08
	30	77/836,598 09/02/09
THE BIG CARL	30	77/772,629 07/01/09
THE GUY GAMES	43	77/591,635 10/13/08
THE JALAPENO SIX DOLLAR BURGER	30	77/837,710 09/29/09
THE PORTOBELLO MUSHROOM SIX DOLLAR BURGER	30	77/837,704 09/29/09
THE WHEEL OF AWESOME	9, 41	85/007756 04/06/10

CHANNEL ISLANDS ROASTING COMPANY

FEDERAL TRADEMARK REGISTRATIONS

Mark	App. No. App. Date	Reg. No. Reg. Date
CHANNEL ISLANDS ROASTING COMPANY	78/394,317 03/31/04	3,026,862 12/13/05
	78/395,785 04/02/04	3,026,879 12/13/05

HARDEE’S FOOD SYSTEMS, INC.

FEDERAL TRADEMARK REGISTRATIONS

Trademark	Reg. No.	Registration Date
BIG COUNTRY	1957006	2/20/1996
BIG TWIN	2650355	11/12/2002
BISCUIT HOLES	3739930	1/19/2010
BURGER CHEF	1776896	6/15/1993
BURGER CHEF and Design	1832980	4/26/1994
COME ON HOME	2562539	4/16/2002
FRISCO BREAKFAST SANDWICH	3049236	1/24/2006
HAND SCOOPED ICE CREAM SHAKES & MALTS and Design	3040986	1/10/2006
HARDEE’S	1825221	3/8/1994
HARDEE’S	1729627	11/3/1992
HARDEE’S	0741048	11/20/1962
HARDEE’S and Design	1774336	6/1/1993
HARDEE’S and Design	1817990	1/25/1994
HARDEE’S FRISCO	1872913	1/10/1995
HOME OF THE THICKBURGER	3276896	8/7/2007
HOT MELTS	1998838	9/3/1996
MONSTER BURGER	1716175	9/15/1992
MONSTER THICKBURGER	3672671	8/25/2009
PRIME RIB THICKBURGER	3583173	3/3/2009
RISE AND SHINE	1932512	11/7/1995
SLAMMERS	2830916	4/6/2004
TAILGATE PACK	1815228	1/4/1994
THE FRISCO and Design	0758506	10/15/1963
THICKBURGER	3026394	12/13/2005
THICKBURGERS	3362346	1/1/2008
WHERE AMERICA GOES FOR BREAKFAST	2037209	2/11/1997
GLUTEN-FREE IT	3784437	5/4/2010
HASH ROUNDS	3789824	5/18/2010
LOW CARB IT	3784436	5/4/2010
THE BIG HARDEE	3784022	5/4/2010
TRIM IT	3784438	5/4/2010
VEG IT	3784435	5/4/2010

JOINTLY REGISTERED: HARDEE’S FOOD SYSTEMS, INC. AND CARL KARCHER

ENTERPRISES, INC

FEDERAL TRADEMARK REGISTRATIONS

Trademark	Reg. No.	Registration Date
HARDEE’S CHARBROILED BURGERS and Design	2417015	1/2/2001
HARDEE’S CHARBROILED BURGERS and Design	2292781	11/16/1999
HARDEE’S CHARBROILED THICKBURGERS and Design	3295053	9/18/2007
THE FOOD IS THE FRANCHISE	3522036	10/21/2008

HARDEE’S FOOD SYSTEMS, INC.

PENDING FEDERAL TRADEMARK APPLICATIONS

Trademark	Ser. No.	App. Date
MADE FROM SCRATCH BISCUITS and Design	85/013693	04/14/2010
THERE’S NOTHING FRESH ABOUT PRE-COOKED CHICKEN	85054231	03-JUN-2010
BECAUSE THERE’S NOTHING FRESH ABOUT PRE-COOKED CHICKEN	85054235	03-JUN-2010
MONSTER BISCUIT	85047496	25-MAY-2010

CKE RESTAURANTS, INC. FEDERAL TRADEMARK REGISTRATIONS

STAR BUFFET	42	75/236,939 02/05/97	2,265,351 07/27/99
CKE RESTAURANTS	43	78/487,859 09/22/04	3,070,410 03/21/06

SANTA BARBARA RESTAURANT GROUP

FEDERAL TRADEMARK REGISTRATIONS

Mark	Class(es)	Application No. Filing Date	Registration No. Registration Date
	42	74/165,474 5/10/91	1,689,454 05/26/92
	43	78/154,779 08/15/02	2,924,101 02/10/05
	43	78/154,781 08/15/02	2,846,557 05/25/04
BIG ED BURRITO	30	74/108,931 10/22/90	1,707,040 08/11/92
GREEN BURRITO	43	78/480,525 09/08/04	3,015,454 11/15/05
THE AUTHENTIC ALTERNATIVE	43	77/101,561 02/07/07	3,412,372 04/15/08
THE GREEN BURRITO	29, 30	77/068,306 12/20/06	3,526,233 11/04/08
RED BURRITO	43	78/645,336 06/07/05	3,263,524 07/10/07

Exhibit I

to the Collateral Agreement

SUPPLEMENT NO.              dated as of                  (this “Supplement”), to the Collateral Agreement dated as of July [    ], 2010 (as heretofore amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among COLUMBIA LAKE ACQUISITION CORP., a Delaware corporation (merged on the Issue Date with and into CKE Restaurants, Inc., the “Issuer”), each Guarantor party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION., as trustee and collateral agent for the Lenders (the “Agent”).

A. Reference is made to (a) the Indenture dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Initial Indenture”), by and among Merger Sub and the Agent and (b) the Supplemental Indenture dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Supplemental Indenture”) by and among CKE, the Guarantors and the Agent. References herein to the “Indenture” shall mean the Initial Indenture prior to the effectiveness of the Supplemental Indenture and the Supplemental Indenture thereafter.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement referred to therein.

C. The Pledgors have entered into the Collateral Agreement pursuant to the requirements of the Indenture. Section 8.17 of the Collateral Agreement provides that additional Subsidiaries may become Guarantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a Guarantor under the Collateral Agreement as required by the Indenture.

Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 8.17 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Guarantor and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Guarantor and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Guarantor and Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Securities Obligations, does hereby create and grant to the Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Guarantor” or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Stock and Pledged Debt Securities of the New Subsidiary as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all Intellectual Property constituting Trademarks, Patents and Copyrights of the New Subsidiary as of the date hereof, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of the New Subsidiary in excess of $2,000,000 individually or $10,000,000 in the aggregate as of the date hereof and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and organizational ID number.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]
By:
Name:
Title:
Legal Name:
Jurisdiction of Formation:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Agent
By:
Name:
Title:

Schedule I

to Supplement No.      to the

Collateral Agreement

Pledged Collateral of the New Subsidiary

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

OTHER PROPERTY

Schedule II

to Supplement No.      to the

Collateral Agreement

Intellectual Property of the New Subsidiary

Schedule III

to Supplement No.      to the

Collateral Agreement

Commercial Tort Claims

Exhibit II

to the Collateral Agreement

Form of Perfection Certificate

See Attached.